SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
October 31, 2005
Date of Report (Date of Earliest Event Reported)
WINSTON HOTELS, INC.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina	0-23732	56-1624289

(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)
2626 Glenwood Avenue, Suite 200
Raleigh, North Carolina 27608

(Address of Principal Executive Offices) (Zip Code)
(919) 510-6019

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On October 31, 2005 Winston Hotels, Inc. (the “Company”) amended its $155 million variable rate line of credit, by and among the Company’s wholly owned subsidiary, Winston SPE II LLC, and General Electric Capital Corporation dated as of March 11, 2005, as amended (the “Loan Agreement”), by executing the Second Amendment to Loan Agreement (the “Second Amendment”). The Second Amendment (1) increases the capacity under the line of credit to $215 million, (2) extends the maturity date to October 31, 2010, (3) adds six additional hotels as collateral and (4) changes the calculation of availability each quarter such that availability will be based primarily, on a trailing twelve-month basis, underwritten net operating income of the hotels that collateralize the line of credit divided by 12.5% (versus 13% prior to the Second Amendment). Other terms of the Loan Agreement including, without limitation, the rate of interest, payment terms, default provisions and other covenants remain the same.
A copy of the Second Amendment is attached hereto as Exhibit 10.1 to this Current Report and incorporated by reference herein.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit 10.1	Second Amendment to Loan Agreement by and among Winston SPE II LLC and General Electric Capital Corporation, dated as of October 31, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINSTON HOTELS, INC.

Date: November 7, 2005	/s/ Joseph V. Green

Joseph V. Green President and Chief Financial Officer